UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 24, 2012
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 24, 2012, Raymond James Financial, Inc. (the ”Company”) issued a press release disclosing its results for the fourth quarter and year ended September 30, 2012. A copy of the release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 7.01 Regulation FD Disclosure

On October 24, 2012, the Company issued the press release referred to under Item 2.02 providing previously non-public information consisting of statements relating to the Company's business and results of operations.

At its earnings call on October 25, 2012, the Company's senior management may elaborate further on the recently announced agreement by its wholly owned subsidiary, Eagle Asset Management, Inc. ("Eagle") to acquire a 45 percent interest in ClariVest Asset Management LLC ("ClariVest").  See related press release furnished herewith as Exhibit 99.2.  For example, the Company expects to consolidate the financial results of ClariVest as a result of certain protective rights it will have under the operating agreement with ClariVest after the transaction closes.  In addition, a put and call agreement to be entered at closing would provide Eagle with various paths to majority ownership, the timing of which would depend upon the financial results of ClariVest's business and the tenure of existing ClariVest management.

Item 9.01 Financial Statements and Exhibits

(d) The following is filed as an exhibit to this report:

Exhibit No.

99.1 Press release dated October 24, 2012, issued by Raymond James Financial, Inc.

99.2 Press release dated October 22, 2012, issued by Eagle Asset Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: October 24, 2012	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer